Exhibit 10.1

OMNIBUS AMENDMENT

This OMNIBUS AMENDMENT, dated as of January 15, 2009 (this “Amendment”), is entered into among NewStar DB Term Funding LLC, a Delaware limited liability company (the “Borrower”), NewStar Financial, Inc., a Delaware corporation (“NewStar”), Tahoe Funding Corp., a Delaware corporation (the “Lender”), Deutsche Bank AG, New York Branch (“DB”), as lender agent for the Lender (the “Lender Agent”) and as administrative agent for the Lender (in such capacity, and together with any successor thereto in such capacity, the “Administrative Agent”), U.S. Bank National Association, a national banking association (the “Trustee”) and Lyon Financial Services, Inc., a Minnesota corporation doing business as U.S. Bank Portfolio Services (the “Backup Servicer”) (collectively, the “Parties”).

RECITALS

A. WHEREAS, the parties hereto are parties to that certain Loan and Servicing Agreement, dated as of November 7, 2007 (together with all exhibits and schedules thereto, and as heretofore amended, restated or supplemented, the “Agreement”);

B. WHEREAS, certain of the parties hereto are parties to that certain Sale and Contribution Agreement, dated as of November 7, 2007 (together with all exhibits and schedules thereto, and as heretofore amended, restated or supplemented, the “Sale Agreement”); and

C. WHEREAS, the parties hereto desire to amend and modify certain terms of the Agreement and the Sale Agreement as hereinafter set forth.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Certain Defined Terms. Capitalized terms that are used herein without definition and that are defined in the Agreement shall have the same meanings herein as in the Agreement.

2. Amendment of the Sale Agreement. Section 7.2(b) is deleted in its entirety.

3. Amendments to the Agreement.

(a) Section 1.1 is hereby amended by adding the following new definitions in their appropriate alphabetical listing:

““Aggregate Exposure Amount”: On any date of determination, an amount equal to the sum of the aggregate Exposure Amounts with respect to all Revolving Loans and Delayed Draw Term Loans on such date.”

““Exposure Amount”: As of any date of determination, with respect to any Revolving Loan or Delayed Draw Term Loan in the Collateral on such date, the excess, if any, of (a) the maximum commitment of the Borrower under the terms of the Underlying Instruments to make advances or other extensions of credit thereunder over (b) the then Outstanding Loan Balance of such Revolving Loan or Delayed Draw Term Loan. For the avoidance of doubt, the maximum commitment of the Borrower shall be calculated without regard to any conditions that must be met under the Underlying Instruments.”

““Newly Originated Loan”: Any Loan, initially originated by the Originator, that was acquired by the Borrower on or after January 15, 2009.”

““Permitted Overcollateralization Shortfall Amount”: As of any Measurement Date, the amount by which the Advances Outstanding exceed the lesser of (i)(A) the Facility Amount minus (B) the Aggregate Exposure Amount plus (C) the amount then on deposit in the Revolving Collections Account and (ii) the Borrowing Base on such Measurement Date.”

““Permitted Overcollateralization Shortfall Event”: As of any Measurement Date after January 15, 2009, the Permitted Overcollateralization Shortfall Amount shall exceed the Permitted Overcollateralization Shortfall Amount calculated on any previous Measurement Date or on January 15, 2009.”

““Required Revolving Collections Amount”: At any date of determination (i) on January 15, 2009, an amount equal to the product of (a) the Aggregate Exposure Amount, (b) 1 minus the Advance Rate at such time and (c) 25% and (ii) after January 15, 2009, an amount equal to the product of (a) the Aggregate Exposure Amount and (b) 1 minus the Advance Rate at such time.”

““Required Revolving Collections Shortfall”: As of any date of determination, the excess, if any, of the Required Revolving Collections Amount over the amount on deposit in the Revolving Collections Account on such date.”

(b) The definition of “Advance Rate” in Section 1.1 is hereby amended and restated in its entirety as follows:

““Advance Rate”: As of each Measurement Date, the lesser of (i) a dynamic number that shall be determined by application of the Advance Rate Matrices set forth in Schedule X based on the following; provided that in each case such percentage obtained shall be reduced by four percentage points:

(a) in the case of the Weighted Average Moody’s Recovery Rate, (i) the actual level thereof (if such level is equal to any of the Weighted Average Moody’s Recovery Rate levels specified in the Advance Rate Matrices) or (ii) otherwise, the Weighted Average Moody’s Recovery Rate indicated in the Advance Rate Matrices that is arithmetically closest to, but less than the actual Weighted Average Moody’s Recovery Rate level;

(b) in the case of the Diversity Score, (i) the actual level thereof (if such level is equal to any of the Diversity Score levels specified in the Advance Rate Matrices) or (ii) otherwise, the Diversity Score indicated in the Advance Rate Matrices that is arithmetically closest to, but less than the actual Diversity Score level;

(c) in the case of the Weighted Average Moody’s Rating Factor, (i) the actual level thereof (if such level is equal to any of the Weighted Average Moody’s Rating

Factor levels specified in the Advance Rate Matrices) or (ii) otherwise, the Weighted Average Moody’s Rating Factor indicated in the Advance Rate Matrices that is arithmetically closest to, but greater than the actual Weighted Average Moody’s Rating Factor level; and

(d) in the case of the Weighted Average Spread, (i) the actual level thereof (if such level is equal to any of the Weighted Average Spread levels specified in the Advance Rate Matrices) or (ii) otherwise, the Weighted Average Spread indicated in the Advance Rate Matrices that is arithmetically closest to, but less than the actual Weighted Average Spread level, and (ii) 72%. For the avoidance of doubt if the Advance Rate cannot be determined pursuant to the Advance Rate Matrices set forth in Schedule X then the Advance Rate shall be zero.”

(c) Clauses (j), (n) and (u) in the definition of “Aggregate Excess Concentration Amount” in Section 1.1 are hereby amended and restated in their entirety as follows:

“(j) that are Revolving Loans and Delayed Draw Term Loans exceeds the greater of 20% of the Aggregate Outstanding Loan Balance and $30,000,000 (it being understood that the aggregate Outstanding Loan Balance of Revolving Loans and Delayed Draw Term Loans in this clause (j) shall be calculated assuming such Loans are fully funded);”

“(n) that are Real Estate Loans exceeds 10% of the Aggregate Outstanding Loan Balance; provided that such percentage shall be increased to 20% with the prior written consent of the Lender Agents, and the delivery or withholding of such consent shall be in the Lender Agents’ sole discretion;”

“(u) that are Delinquent Loans or Charged-Off Loans exceeds 5.0% of the Aggregate Outstanding Loan Balance; provided that such percentage shall be increased to 10% with the prior written consent of the Lender Agents, and the delivery or withholding of such consent shall be in the Lender Agents’ sole discretion;”

(d) The definition of “Availability” in Section 1.1 is hereby amended and restated in its entirety as follows:

““Availability”: At any time, an amount equal to the excess, if any, of (i) the lesser of (a)(I) the Facility Amount minus (II) the Aggregate Exposure Amount plus (III) the amount then on deposit in the Revolving Collections Account and (b) the Borrowing Base over (ii) the Advances Outstanding on such day; provided that at all times during the Amortization Period or if an Early Amortization Event has occurred and is continuing, the Availability shall be zero.”

(e) The definition of “Delayed Draw Term Loan” in Section 1.1 is hereby amended and restated in its entirety as follows:

““Delayed Draw Term Loan”: A Loan that is fully committed on the closing date thereof and is required by its terms to be fully funded in one or more installments on draw dates to occur within three years after the closing date thereof but which, once such installments are fully funded, has the characteristics of a Term Loan; provided that any

Loan shall be a Delayed Draw Term Loan only to the extent of the Exposure Amount related to the unfunded portion thereof.”

(f) Clause (d) of the definition of “Eligible Loan” in Section 1.1 is hereby amended by deleting the words “, subject to clause (e) below,” in the sixth line thereto.

(g) Clause (e) of the definition of “Eligible Loan” in Section 1.1 is hereby amended and restated in its entirety as follows:

“(e) if such Loan is a Delayed Draw Term Loan or a Revolving Loan, the Borrower owned such Loan as of January 15, 2009 and such Loan is one of the Loans that is listed on Schedule XII (as may be amended from time to time by the Servicer, subject to the written consent of the Administrative Agent);”

(h) Clause (o) of the definition of “Eligible Loan” in Section 1.1 is hereby amended by adding the following to the beginning of such clause:

“other than with respect to Revolving Loans and Delayed Draw Term Loans,”

(i) The definition of “Eligible Loan” in Section 1.1 is hereby amended by deleting the word “and” after clause (rr) thereto, replacing the period at the end of clause (ss) with “; and” and adding the following clause (tt):

“(tt) if such Loan is a Newly Originated Loan, such Loan was acquired by the Borrower within 90 consecutive calendar days after such Loan was originated by the Originator.”

(j) The definition of “Facility Amount” in Section 1.1 is hereby amended by replacing the number “400,000,000” with the number “250,000,000.” In addition, any reference in the Agreement to “$400,000,000” shall be replaced with “$250,000,000.”

(k) The definition of “Measurement Date” in Section 1.1 is hereby amended by deleting the word “and” after clause (vii) thereto, replacing the period at the end of clause (ix) with “and” and adding the following clause (x):

“(x) any date on which the Servicer gives notice of a request to withdraw funds from the Revolving Collections Account.”

(l) The definition of “Outstanding Loan Balance” in Section 1.1 is hereby amended and restated in its entirety as follows:

““Outstanding Loan Balance”: As of any Measurement Date, with respect to any Loan, the principal balance of such Loan outstanding (exclusive of any interest and Accreted Interest) as of the date it is transferred to the Borrower, after application of principal payments received on or before such date, plus, in the case of a Revolving Loan or a Delayed Draw Term Loan, the amount of any draws funded by the Borrower thereunder from time to time, minus the sum of (i) the principal portion of the Scheduled Payments on such Loan received during each Collection Period ending prior to the most recent Payment Date, (ii) in the case of a Revolving Loan, any Collections of principal received by the Borrower thereunder, other than pursuant to clause (i) above, and (iii) without duplication, all other Principal Collections on such Loan, to the extent deposited by the Servicer in the Collection Account. The Outstanding Loan Balance of (x) a Charged-Off Loan, (y) any Prepaid Loan which has been prepaid in full or (z) any Equity Security shall equal $0. For the avoidance of doubt, any principal amount previously covered by a Servicer Advance will be excluded from the principal amounts outstanding for purposes of this definition.”

(m) The definition of “Permitted Modification” in Section 1.1 is hereby amended and restated in its entirety as follows:

““Permitted Modification”: Any amendment or waiver of, or modification or supplement to, an Underlying Instrument governing a Loan that (a) is permitted under the Credit and Collection Policy and the Servicing Standard and (b) in the Servicer’s determination, such amendment, waiver, modification or supplement will not be materially adverse to the interests of the Lenders; provided that the Servicer may not modify a Loan if (i) the modification would extend the stated maturity date of such Loan beyond the date that is 12 years after the Maturity Date, (ii) after the commencement of the Amortization Period, the modification would extend the maturity date of such Loan or (iii) after such modification the Weighted Average Life of the Loans in the Collateral would be greater than seven years.”

(n) The definition of “Principal Collections” in Section 1.1 is hereby amended and restated in its entirety as follows:

““Principal Collections”: Any and all amounts of Collections received in respect of any principal due and payable under the Loans, from or on behalf of Obligors that are deposited into the Collection Account (including the principal portion of any Scheduled Payment or of any repurchase amount paid by the Originator to repurchase a Loan pursuant to Section 6.1 of the Sale Agreement) or received by or on behalf of the Borrower by the Servicer or Originator in respect of Loans and all Recoveries, in the form of Cash, checks, wire transfers, electronic transfers or any other form of Cash payment; provided that Principal Collections shall exclude any Collections that are received by the Borrower in respect of any principal paid on the Revolving Loans in the Collateral and that are deposited in the Revolving Collections Account pursuant to the Priority of Payments or Section 6.4(j), but shall include any such Collections in excess of the amount necessary to cause the Required Revolving Collections Shortfall to be equal to zero.”

(o) The definition of “Retained Interest” in Section 1.1 is hereby amended and restated in its entirety as follows:

““Retained Interest”: With respect to any Participation or any Loan arising under agented or syndicated Underlying Instruments that is transferred to the Seller, (i) all of the rights and obligations, if any, of the agent(s) under the documentation evidencing such Participation or such Loan arising under agented or syndicated Underlying Instruments and (ii) the applicable portion of the interests, rights and obligations under the documentation evidencing such Participation or such Loan arising under agented or syndicated Underlying Instruments that relate to such portion(s) of the indebtedness that is owned by another lender (which may be the Originator, the Seller or an Affiliate of either thereof).”

(p) The definition of “Revolving Loan” in Section 1.1 is hereby amended by deleting the proviso at the end of such definition.

(q) Section 2.1 is hereby amended by adding the following clause (d) thereto:

“(d) Notwithstanding Section 2.1(b), if, as of any date, the amount on deposit in the Revolving Collections Account is less than the Required Revolving Collections Amount and one or more draws are required to be funded as of such date under the Delayed Draw Term Loans and/or Revolving Loans in the Collateral and the Borrower shall not have made a deposit in such account to eliminate such deficiency on or prior to such requested funding date, the Borrower shall promptly thereafter notify the Lenders in writing of such shortfall and the amount thereof. Upon receipt of such notice, the Lenders may, in their sole discretion, provide the Borrower with funds pursuant to a deemed Advance, in an amount up to the aggregate amount of the draws required to be funded as of such date; provided that if the Borrower fails to comply with this Section 2.1(d) the Termination Event set forth in Section 10.1(p) shall be deemed to have occurred irrespective of whether the Lenders provide the Borrower with such funds.”

(r) Section 2.7(a) is hereby amended by inserting the following new clause (ix) such that the previous clauses (ix) – (xiv) shall now be clauses (x) – (xv):

“(ix) to the Revolving Collections Account, all remaining funds up to an amount sufficient to cause the amount on deposit therein to equal the Required Revolving Collections Amount;”

(s) Section 2.7 is hereby amended by adding the following clause (c) thereto:

“(c) On the terms and conditions hereinafter set forth, from time to time during the Revolving Period, the Servicer may withdraw funds from the Revolving Collections Account for the purpose of funding the Borrower’s unfunded commitments with respect to Delayed Draw Term Loans and Revolving Loans, provided that the following conditions are satisfied (unless otherwise waived in writing by the Administrative Agent):

(i) the Servicer provides same day written notice to the Administrative Agent, each Lender Agent and the Trustee by facsimile or email (to be received no later than 1:00 p.m. on such day) of the request to withdraw funds from the Revolving Collections Account and the amount of such request;

(ii) the notice required in clause (ii) above shall be accompanied by a Borrowing Base Certificate executed by the Borrower and a Responsible Officer of the Servicer; and

(iii) the amount on deposit in the Revolving Collections Account immediately following such withdrawal of funds shall be not less than the Required Revolving Collections Amount;

and in connection therewith, the Servicer shall provide to the Administrative Agent by facsimile or electronic mail on the day of such withdrawal of funds (to be received no later than 1:00 p.m.) a statement reflecting the balance on deposit in the Revolving Collections Account as of the close of business on the preceding Business Day.”

(t) Section 2.8(a) is hereby amended by replacing the “[Reserved]” in clause (ix) thereof with the current clause (x) and inserting the following new clause (x) thereto:

“(x) to the Revolving Collections Account, all remaining funds up to an amount sufficient to cause the amount on deposit therein to equal the Required Revolving Collections Amount;”

(u) Section 2.8 is hereby amended by adding the following clause (c) thereto:

“(c) On the terms and conditions hereinafter set forth, from time to time during the Amortization Period, the Servicer may withdraw funds from the Revolving Collections Account for the purpose of funding the Borrower’s unfunded commitments with respect to Delayed Draw Term Loans and Revolving Loans, provided that the following conditions are satisfied (unless otherwise waived in writing by the Administrative Agent):

(i) the Servicer provides same day written notice to the Administrative Agent, each Lender Agent and the Trustee by facsimile or email (to be received no later than 1:00 p.m. on such day) of the request to withdraw funds from the Revolving Collections Account and the amount of such request;

(ii) the notice required in clause (i) above shall be accompanied by a Borrowing Base Certificate, executed by the Borrower and a Responsible Officer of the Servicer and in connection therewith, the Servicer shall provide to the Administrative Agent by facsimile or electronic mail on the day of such withdrawal of funds (to be received no later than 1:00 p.m.) a statement reflecting the balance on deposit in the Revolving Collections Account as of the close of business on the preceding Business Day; and

(iii) the amount on deposit in the Revolving Collections Account immediately following such withdrawal of funds shall be not less than the Required Revolving Collections Amount.

On each Payment Date during the Amortization Period, the Servicer shall direct the Trustee (on the basis of the information contained in the Servicing Report delivered on the related Reporting Date pursuant to Section 6.11), to distribute from the Revolving Collections Account the amount, if any, of funds held therein which are in excess of the Required Revolving Collections Amount (such amount to be calculated as of the Measurement Date for such Servicing Report) to each Lender Agent for the account of the applicable Lender, pro rata, based on the aggregate outstanding principal balance of all Advances funded by each such

Lender, or such lesser amount as is necessary to reduce the Advances Outstanding to zero.”

(v) Section 2.9(a) is hereby amended and restated in its entirety as follows:

“(a) Collections. The Servicer shall promptly identify (with the assistance of the Trustee, if necessary) any collections received as being on account of Interest Collections, Principal Collections or other Collections, whether received by it in its capacity as Concentration Account Servicer under the Intercreditor Agreement or otherwise, and shall transfer or cause to be transferred all such Collections which are in the form of available funds to the Collection Account or the Revolving Collections Account by the close of business on the second Business Day after such Collections are so received. Upon the transfer of Collections to the Collection Account, and on the basis of information received from the Servicer, the Trustee shall segregate Principal Collections and Interest Collections and transfer the same to the corresponding Principal Collections Account and Interest Collections Account, as applicable. The Trustee shall make such deposits or payments on the date indicated therein by wire transfer, in immediately available funds. The Trustee shall further provide a statement to the Servicer as to the amount of Principal Collections and Interest Collections on deposit in the Collection Account and the Revolving Collections Account as of the related Determination Date on each Reporting Date for inclusion in the Servicing Report delivered pursuant to Section 6.11(b). In addition, at the time the Trustee receives Collections or funds from the Concentration Account into the Collection Account or the Revolving Collections Account, the Servicer will classify all funds so transferred on the WSO System (or such successor system as mutually agreed by the Servicer, the Backup Servicer and the Trustee and the Administrative Agent in writing) as one of the following types of Collections (which list may have reasonable additional items added to it from time to time by written notice from the Servicer to the Trustee, the Backup Servicer and the Administrative Agent): (i) Scheduled Payments, (ii) Prepayments, (iii) Recoveries, (iv) Insurance Proceeds, (v) fees, (vi) hedge payments, (vii) Servicer Advances, (viii) Excluded Amounts and (ix) additional amounts.”

(w) Section 2.15(d) is hereby amended by adding the words “, other than a Revolving Loan or a Delayed Draw Term Loan,” after the word “Loan” in the third line thereof.

(x) Section 3.2(a)(iv) is hereby amended and restated in its entirety as follows:

“(iv)(x) with respect to any release of Principal Collections permitted by Section 2.7(b), the Servicer shall have delivered to the Administrative Agent and each Lender Agent (with a copy to the Trustee and Backup Servicer), no later than 2:00 p.m. on the Business Day prior to any reinvestment, payment or reimbursement contemplated by Section 2.7(b), a Borrowing Notice in the form of Exhibit A-2 and a Borrowing Base Certificate, executed by the Servicer and the Borrower, and (y) with respect to any release of amounts on deposit in the Revolving Collections Account permitted by Sections 2.7(c) and 2.8(c), as applicable, the Servicer shall have delivered to the Administrative Agent and each Lender Agent (with a copy to the Trustee and Backup Servicer), no later than 1:00 p.m. on the Business Day prior to any withdrawal, a Borrowing Base Certificate executed by the Borrower and a Responsible Officer of the

Servicer and, by no later than 1:00 p.m. on the day of such withdrawal of funds, a statement reflecting the balance on deposit in the Revolving Collections Account as of the close of business on the preceding Business Day.”

(y) Section 4.1(r) is hereby amended by deleting the words “, subject to clause (e) of the definition of Eligible Loan,” in the proviso therein.

(z) Section 6.4(j) is hereby amended and restated in its entirety as follows:

“(j) Establishment of the Revolving Collections Account. The Servicer shall cause to be established, on or before the Facility Termination Date, with the Trustee, and maintained in the name of the Borrower, subject to the lien of the Trustee, for the benefit of the Secured Parties, a segregated corporate trust account entitled “Revolving Collections Account for NewStar DB Term Funding LLC (the “Revolving Collections Account”). The Servicer shall direct the Trustee at all times to deposit in the Revolving Collections Account all Collections received by the Borrower in respect of any principal paid on the Revolving Loans in the Collateral to the extent necessary to cause the amount on deposit in the Revolving Collections Account to equal the Required Revolving Collections Amount. On the earlier of (i) the Business Day preceding the Facility Termination Date and (ii) the Business Day following the occurrence of an Early Amortization Event, the Servicer, on behalf of the Borrower, may, if a Required Revolving Collections Shortfall exists on such day, deposit into the Revolving Collections Account an amount equal to such Required Revolving Collections Shortfall, or, in lieu thereof, the Borrower may notify the Administrative Agent and each Lender Agent of the amount of such Required Revolving Collections Shortfall, and the Lenders may, upon receipt of such notice, in their sole discretion, provide the Borrower with funds pursuant to a deemed Advance, in an amount up to such Required Revolving Collections Shortfall, for deposit into the Revolving Collections Account; it being understood that the deposit of the funds paid pursuant to such Advance into the Revolving Collections Account shall not cure any Termination Event specified in Section 10.1(p)(i).”

(aa) Section 10.1(g) is hereby amended and restated in its entirety as follows:

“(g) as of any Measurement Date, a Permitted Overcollateralization Shortfall Event occurs and the same continues unremedied for three Business Days; provided that during the period of time that such Permitted Overcollateralization Shortfall Event remains unremedied, no additional Advances will be made under this Agreement and any payments required to be made by the Servicer on a Payment Date shall be made under Section 2.8; or”

(bb) Section 10.1(p) is hereby amended and restated in its entirety as follows:

“(p) the existence on the earlier of (x) the Business Day preceding the Facility Termination Date and (y) the Business Day following the occurrence of an Early Amortization Event of a Required Revolving Collections Shortfall and the failure by the Borrower to deposit an amount (exclusive of any amounts advanced by the Lenders pursuant to Section 6.4(j)) equal to such Required Revolving Collections Shortfall into the Revolving Collections Account by 4:00 p.m. on such day, or (ii) the failure of the

Borrower to fund all or any portion of any unfunded commitments pursuant to a Revolving Loan or Delayed Draw Term Loan (other than in the case of administrative errors or acts of God), but only to the extent the Borrower is obligated to fund such unfunded commitments (or in good faith disputes its obligation to fund such unfunded commitments) in accordance with the related Underlying Instruments, subject to any applicable grace periods set forth in the applicable Underlying Instruments; provided that the Borrower shall have given notice to the Administrative Agent of its failure to fund such commitments within two days of such failure; or”

(cc) Section 13.18 is hereby deleted in its entirety and Sections 13.19 and 13.20 shall become Sections 13.18 and 13.19, respectively and references to existing Sections 13.19 and 13.20 shall be deemed to be Section 13.18 and 13.19, respectively.

(dd) Schedule XII is hereby added to the Agreement as set forth in Exhibit A hereto and Exhibit B to the Agreement (Form of Variable Funding Note) is hereby amended and restated in its entirety as set forth in Exhibit B hereto.

4. Conditions Precedent. It shall be a condition precedent to the effectiveness of this Amendment that on or prior to the date hereof the Borrower shall have deposited into the Revolving Collections Account the Required Revolving Collections Amount described in clause (i) of such definition (as defined in the Agreement as amended hereby).

5. Representations of the Borrower and NewStar. Each of the Borrower and NewStar represents and warrants for itself as follows:

(a) It has taken all necessary action to authorize the execution, delivery and performance of this Amendment.

(b) This Amendment has been duly executed and delivered by such Person and constitutes such Person’s legal, valid and binding obligation, enforceable in accordance with its terms, except as such enforceability may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

(c) No consent, approval, authorization or order of, or filing (except for any filing required by federal securities laws), registration or qualification with, any court or governmental authority or third party is required in connection with the execution, delivery or performance by such Person of this Amendment.

(d) The execution and delivery of this Amendment does not (i) violate, contravene or conflict with any provision of its organization documents or (ii) violate, contravene or conflict in any material respect with any laws applicable to it.

(e) Immediately after giving effect to this Amendment, (i) the representations and warranties of the Borrower and NewStar set forth in the Agreement and the Loan Documents shall be true and correct and (ii) no Termination Event or Unmatured Termination Event shall have occurred and be continuing.

6. Effect of Amendment. Except as expressly amended and modified by this Amendment, all provisions of the Agreement and the Sale Agreement shall remain in full force and effect. After this Amendment becomes effective, all references in the Agreement and the Sale Agreement to “this Agreement”, “Sale Agreement,” “hereof”, “herein” or words of similar effect referring to the Agreement or the Sale Agreement, as applicable, shall be deemed to be references to the Agreement and the Sale Agreement as amended by this Amendment. This Amendment shall not be deemed to expressly or impliedly waive, amend or supplement any provision of the Agreement or the Sale Agreement other than as set forth herein.

7. Effectiveness. This Amendment shall become effective as of the date hereof upon receipt by the Administrative Agent of counterparts of this Amendment (whether by facsimile or otherwise) executed by each of the other parties hereto. By their signature below, the Administrative Agent and Lender authorize and direct the Trustee and Backup Servicer to execute and deliver this Amendment.

8. Counterparts. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, and each counterpart shall be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

9. Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

10. Section Headings. The various headings of this Amendment are inserted for convenience only and shall not affect the meaning or interpretation of this Amendment, the Agreement or the Sale Agreement or any provision hereof or thereof.

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IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

NEWSTAR DB TERM FUNDING LLC

By:	NewStar Financial, Inc.,
its Designated Manager

By:	/s/ JOHN J. FRISHKOPF
Name: John J. Frishkopf Title: Treasurer

NEWSTAR FINANCIAL, INC.

By:	/s/ JOHN J. FRISHKOPF
Name: John J. Frishkopf Title: Treasurer

DEUTSCHE BANK AG, NEW YORK BRANCH

By:	/s/ KEVIN TANZER
Name: Kevin Tanzer Title: Director

By:	/s/ MICHAEL ZOCCOLI
Name: Michael Zoccoli Title: Vice President

TAHOE FUNDING CORP.

By:	/s/ JILL A. RUSSO
Name: Jill A. Russo Title: Vice President

Acknowledged and Agreed:

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:	/s/ KYLE HARCOURT
Name: Kyle Harcourt Title: Vice President

LYON FINANCIAL SERVICES, INC., d/b/a U.S. Bank Portfolio Services, as Backup Servicer

By:	/s/ JOHN DECKER
Name: John Decker Title: Senior Vice President